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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3
(Nos. 333-62724, 333-67424 and 333-105497) and Form S-8 (Nos. 333-88543, 333-95713, 333-35738, 333-44768, 333-61218, 333-63900, 333-67730, 333-86324, 333-102771, 333-105498, 333-113856,
333-123377, 333-132490, 333-141370 and 333-151188) of our reports dated February 13, 2009, relating to the consolidated financial statements of Silicon Image, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB No. 109 and the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment), and the effectiveness of Silicon Image Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Silicon Image, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Sunnyvale, California
February 13, 2009